EXHIBIT

                        SECOND AMENDMENT TO THE
                    AMGEN RETIREMENT AND SAVING PLAN


              (Amended and Restated as of January 1, 1993)

     The Amgen Retirement and Savings Plan (Amended and Restated as of January 1, 1993) (the "Plan") is hereby amended in the following respects effective as of the dates specified:

     1.   Effective with respect to Plan Years after December 31, 1993,
Section 2.13(d) of the Plan is hereby amended to read in its entirety as follows:

     "(d)      Effective January 1, 1994, with respect to any Plan Year,
          and for any purpose under the Plan other than determining Highly Compensated Employees and determinations under section 16.2(d), only the first $150,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a) (17) (B) of the Code) shall be treated as compensation for the Plan Year. This $150,000 limit shall be reduced for a short Plan Year to the product of the actual dollar amount of the annual limit times the number of months in the short Plan Year, divided by 12.
          In determining Compensation for purposes of this limitation, the rules of section 414(q) (6) of the Code shall apply, except that "family members" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year."

     2. Effective as of January 1, 1995, Section 2.18 of the Plan is hereby amended to read in its entirety as follows:

     "2.18          'Disability' means that the Participant is
          determined, under Title II or XVI of the Social Security Act, to have been disabled at the time of his or her termination of employment. In order for a Participant's Accounts to become fully vested on account of Disability pursuant to Sections 7.2 and 7.3 of the Plan, the Participant must submit evidence of the Social Security Administration's determination of disability to the Company prior to the distribution (or deemed distribution) of the Participant's Accounts."

     3. Effective as of January 1, 1995, Section 2.60 of the Plan is hereby amended to read in its entirety as follows:

     "2.60          'Valuation Date' means the date on which the assets
          of the Plan are valued, determined in accordance with the Funding Agreement."

     4. Effective as of January 1, 1995, Article 6 of the Plan is hereby amended to read in its entirety as follows:

     "6.1      Investment Funds.  All contributions to the Plan made
          pursuant to Article 4 shall be paid to the Fund established under the Plan. All such contributions shall be invested as provided under the terms of the Funding Agreement, which may include provision for the separation of assets into separate Investment Funds.

     "6.2      Investment of Contributions.  Contributions shall be
          apportioned among one or more of the Investment Funds as the Participant may specify according to the procedures prescribed by the Company. In the event that a Participant fails to make an investment election, contributions allocated to his Account shall be invested in accordance with procedures prescribed by the Company. A Participant may elect to change the investment instructions with respect to future contributions according to the procedures prescribed by the Company.

     "6.3      Limitation on Investment in Company Stock Fund.  A
          Participant may direct the investment of his Accounts in the Company Stock Fund only to the extent of Plan contributions made to his Accounts on and after April 1, 1991, and only to a maximum of fifty percent (50%) of contributions directed to all of such Participant's Accounts thereafter.

     "6.4      Transfers Among Investment Accounts.  A Participant may
          elect to reapportion the values of his Accounts allocated among the various Investment Funds by properly following procedures prescribed by the Company; provided, however, that a Participant may not transfer amounts to the Company Stock fund and that a Participant who wishes to transfer any amount from the Company Stock fund to one or more other Investment Fund(s) must transfer 100 percent (100%) of the amount in his Company Stock fund to such other Investment Fund(s). For purposes of carrying out Investment Fund transfers, the value of the Participant's Accounts and amounts invested in each Investment Fund shall be determined immediately preceding the effectuation of the Participant's transfer election."


To record this Second Amendment to the Amgen Retirement and Savings Plan as set forth herein, the Company has caused its authorized officer to execute this document this 27th day of October, 1994.


                                        AMGEN INC.

                         By:  /s/ Thomas E. Workman, Jr.
                              __________________________


                         Title: Vice President, Secretary
                                 and General Counsel
                                 ________________________